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CUSIP No. N/A                        13D                   Page 11 of 15 Pages
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                                                                       Exhibit 1
                                                                       ---------

                            JOINT FILING AGREEMENT
                            ----------------------

          This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership by the undersigned of shares of common stock, par value $.01 per share, of Lend Lease Hyperion High-Yield CMBS Fund, Inc. is being, and any and all amendments to such Schedule may be, filed on behalf of each of the undersigned. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: April [__], 2000

                         GENERAL MOTORS EMPLOYES GLOBAL GROUP PENSION TRUST (by General Motors Trust Company, as trustee)



                         By: __________________________________
                              Name:   Tony Duen-Li Kao
                              Title:  Managing Director, North American Fixed
                                      Income, General Motors Trust Company



                         GENERAL MOTORS INVESTMENT MANAGEMENT
                         CORPORATION



                         By:  __________________________________
                              Name:   Tony Duen-Li Kao
                              Title:  Managing Director, North American Fixed
                                      Income



                         GENERAL MOTORS TRUST COMPANY



                         By:  __________________________________
                              Name:   Tony Duen-Li Kao
                              Title:  Managing Director, North American Fixed
                                      Income